QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on February 4, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 4, 2004

PLAYTEX PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-12620 (Commission File Number)	51-0312772 (IRS Employer Identification No.)
300 NYALA FARMS ROAD WESTPORT, CONNECTICUT (Address of principal executive offices)		06880 (Zip Code)

Registrant's telephone number, including area code: (203) 341-4000

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 12.    Results of Operations and Financial Condition

        In response to certain investor questions and to comply with Regulation FD, Playtex Products, Inc. (the "Company") is providing the following supplemental information to its Form 8-K filed with the Securities and Exchange Commission on January 30, 2004.

1.
Segment Sales Data

	Playtex Products, Inc. Consolidated Net Sales (Unaudited, in millions)
	Three Months Ended		Twelve Months Ended
	Dec. 27 2003	Dec. 28 2002	Dec. 27 2003	Dec. 28 2002
Infant Care	$62.7	$66.4	$259.9	$272.1
Feminine Care	54.4	57.8	217.8	256.2
Sun Care	10.4	12.8	100.8	103.1
Household and Personal Grooming	19.3	22.2	79.3	87.6

Total Net Sales	$146.7	$159.2	$657.7	$719.1

2.
First Quarter & 2004 Update

        Net sales in January 2004 are above those a year ago. The Company believes that both net sales and EBITDA will be above the prior year comparable periods for both the first quarter and the full year 2004. Trade response to our new flushable applicator tampon Beyond has been excellent and pipeline shipments are encouraging. Additionally, we expect that shipments in our Feminine Care segment will match consumption for both the quarter and year resulting in favorable net sales comparisons versus the prior year. During the fourth quarter of 2003, our market share in the tampon segment showed signs of stabilization and posted a full percentage point gain in the month of December versus the month of November according to ACNielsen data. In Infant Care, new product shipments have been well received by the trade and we feel confident about growing our Infant Care business in 2004. The shifting of approximately $3 million in Sun Care sales from the fourth quarter of 2003 to the first quarter of 2004 should contribute to favorable comparisons versus the prior year.

        A more complete update will be provided on our live conference call Tuesday, February 10th at 10:30 a.m. This conference call can be accessed by going to the Investor Relations portion of our website at www.playtexproductsinc.com.

        The information contained in Item 12 of this Current Report on Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information in Item 12 of this Current Report on Form 8-K report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Forward-Looking Statements

        This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. The statements contained in this Current Report on Form 8-K that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

        We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases, including references to assumptions, in this Current Report on Form 8-K to identify forward-looking statements. These forward-looking statements are made based on our management's expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:

  •
  price and product changes;

  •
  product introductions and promotional activity by competitors;

  •
  the loss or bankruptcy of a significant customer;

  •
  capacity limitations;

  •
  the difficulties of integrating acquisitions;

  •
  raw material and manufacturing costs;

  •
  adverse publicity and product liability claims;

  •
  impact of weather conditions, especially on Sun Care product sales;

  •
  our level of debt and its restrictive covenants;

  •
  interest rate fluctuations;

  •
  future cash flows;

  •
  dependence on key employees; and

  •
  the highly competitive nature of consumer products business.

        You should keep in mind that any forward-looking statement made by us in this Current Report on Form 8-K or elsewhere speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements in this Current Report on Form 8-K, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this Current Report on Form 8-K or elsewhere might not occur.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 4, 2004

PLAYTEX PRODUCTS, INC.
By:	/s/ GLENN A. FORBES Name: Glenn A. Forbes Title: Executive Vice President and Chief Financial Officer

QuickLinks

SIGNATURES